                                                                  Exhibit 99.1






FIRST EMPIRE STATE CORPORATION
RETIREMENT SAVINGS PLAN AND TRUST

Financial Statements and Additional Information
December 31, 1994 and 1993

INDEX
-----
                                                                        Page
                                                                        ----

Report of independent accountants                                         3

Financial statements:
  Statement of net assets available for plan benefits as of
    December 31, 1994 and 1993                                            4
  Statement of changes in net assets available for plan benefits
    for the years ended December 31, 1994 and 1993                        5
  Notes to financial statements                                           6
  Exhibit I - Allocation of net assets available
    for plan benefits to investment programs as of
    December 31, 1994 and 1993                                           12
  Exhibit II - Allocation of changes in net assets
    available for plan benefits to investment programs
    for the years ended December 31, 1994 and 1993                       14

Additional information:
  Schedule I - Schedule of assets held for investment
    at December 31, 1994                                                 16
  Schedule II - Schedule of transactions in excess of 5% of
    fair value of plan assets for the year ended
    December 31, 1994                                                    22

REPORT OF INDEPENDENT ACCOUNTANTS
---------------------------------



To the Participants and Administrative Committee of the First Empire State Corporation
Retirement Savings Plan and Trust


We have audited the accompanying statement of net assets available for plan benefits of the First Empire State Corporation Retirement Savings Plan and Trust (the Plan) as of December 31, 1994 and 1993 and the related statement of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's Administrative Committee. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements audited by us present fairly, in all material respects, the net assets available for plan benefits of the First Empire State Corporation Retirement Savings Plan and Trust at December 31, 1994 and 1993, and the changes in its net assets available for plan benefits for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note 2 to the financial statements, the Plan changed its method of accounting for benefit payments in 1993.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in Schedules I and II is presented for purposes of additional analysis and is not a required part of the basic financial statements but is additional information required by ERISA. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ PRICE WATERHOUSE LLP



Buffalo, New York
March 8, 1995


STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                                                                 December 31
                                                                 -----------
                                                            1994            1993
Assets                                                      ----            ----

Cash                                                  $      7,745         20,681

Investments, at current value:
  Short-term investments (cost: $10,272,904 and
    $9,369,804)                                         10,272,904      9,369,804
  Common stock (cost: $27,071,735 and $20,093,839)      34,666,101     29,143,251
  U.S. government and agency obligations (cost:
    $2,728,247 and $2,664,196)                           2,676,365      2,790,214
  Corporate bonds (cost: $1,421,332 and $1,083,088)      1,272,057      1,104,164
  Loans to participants                                  1,827,121      1,515,189
                                                       -----------    -----------

      Total investments                                 50,714,548     43,922,622

Receivables:
  Employee contributions                                   115,283         98,745
  Employer contributions                                    74,746         64,173
  Interest and dividends                                    73,587         60,805
                                                       -----------    -----------

      Total receivables                                    263,616        223,723
                                                       -----------    -----------

      Total assets                                      50,985,909     44,167,026



Liabilities

Due to broker                                              402,427        212,814
                                                       -----------    -----------



Net assets available for plan benefits                 $50,583,482     43,954,212
                                                       ===========    ===========










See accompanying notes to financial statements.


STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                                                          Year ended December 31
                                                          ----------------------
                                                            1994           1993
                                                            ----           ----
Additions to net assets available for plan benefits

Net investment income (loss):
  Interest                                             $   757,426       563,168
  Dividends                                                594,285       383,469
  Net realized gain (loss) on sale of investments         (172,473)       71,023
  Net appreciation (depreciation) in current
    value of investments                                (1,378,257)    1,277,410
                                                       -----------    ----------

        Total net investment income (loss)                (199,019)    2,295,070

Contributions:
  Employee                                               5,867,384     6,445,933
  Employer                                               3,503,858     3,133,797
                                                       -----------    ----------

        Total contributions                              9,371,242     9,579,730
                                                       -----------    ----------

                                                         9,172,223    11,874,800

Deductions from net assets available for plan benefits

Benefit payments to participants                        (2,542,953)   (2,072,905)
                                                        ----------    ----------

Net increase in net assets available for
  plan benefits before cumulative effect of
  change in method of accounting for benefit
  payments to participants                               6,629,270     9,801,895

Cumulative effect on prior year of change in
  method of accounting for benefit payments
  to participants (note 2)                                     -         527,103
                                                        ----------    ----------


Net increase in net assets available for plan
  benefits                                               6,629,270    10,328,998

Net assets available for plan benefits at
  beginning of year                                     43,954,212    33,625,214
                                                        ----------    ----------

Net assets available for plan benefits at
  end of year                                          $50,583,482    43,954,212
                                                        ==========   ===========


See accompanying notes to financial statements.



NOTES TO FINANCIAL STATEMENTS

1.   Description of plan

General

The following description of the First Empire State Corporation Retirement Savings Plan and Trust ("the Plan") is provided for general information purposes and is qualified in its entirety by reference to the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

Eligibility and participation

The Plan is a defined contribution plan and exists for the benefit of permanent employees of First Empire State Corporation and its subsidiaries ("the Company"). Persons who are at least 21 years of age and have completed 12 months of continuous service are eligible to participate in the Plan. Eligible employees may elect to participate effective the first day of any January, April, July or October subsequent to meeting the eligibility criteria.

Administration

The Plan is administered by a committee ("Administrative Committee") which is appointed by the Board of Directors of Manufacturers and Traders Trust Company ("M&T Bank"), a wholly-owned subsidiary of First Empire State Corporation ("First Empire"). The assets of the Plan are held by M&T Bank, as Trustee. The Wyatt Company, an actuarial and consulting firm, provides recordkeeping services on an individual participant basis to the Plan.

The Board of Directors of M&T Bank has the right to terminate, amend or modify the Plan at any time subject to the Plan provisions. Upon Plan termination, participants will receive the assets allocated to their accounts.

Contributions

Contributions to the Plan are made by the participants through salary reduction and by the Company through employer matching contributions. The participants may elect to reduce their compensation by a specified whole percentage not to exceed 8%, subject to certain limitations under Section 401(k) and Section 415 of the Internal Revenue Code. The Company remits to the Plan on behalf of each participant the amount by which the participant's compensation is reduced. In addition, the Company makes an employer matching contribution in an amount equal to 75% of the participant's contribution limited to 4.5% of the participant's compensation. Compensation is generally defined in the Plan to mean a participant's base salary for the calendar year excluding any form of additional compensation. Generally, total annual employee contributions may not exceed the lesser of 25% of compensation, as defined in the Internal Revenue Code, or $30,000, adjusted for inflation. An individual participant's pre-tax contribution was limited to $9,240 in 1994 and $8,994 in 1993. Contributions above this limit were treated as post-tax contributions.

Participants' accounts, including all salary reduction contributions, employer matching contributions and increments thereon are at all times fully vested and nonforfeitable.

Investment programs

Participants may invest their salary reduction contributions in the common stock of First Empire State Corporation ("First Empire stock fund"), equity securities other than those of First Empire ("diversified equity fund"), short-term fixed income securities other than those of First Empire ("money-market fund") or long-term fixed income securities other than those of First Empire ("bond fund") in increments of 25%. A separate account is maintained for each participant's interest in each fund. There were 2,647 participants in the First Empire stock fund, 2,095 in the diversified equity fund, 1,433 in the money-market fund and 1,264 in the bond fund at December 31, 1994. A total of 3,015 employees of the Company were active participants in the Plan at December 31, 1994. The allocation of net assets available for Plan benefits to investment programs and allocation of changes in net assets available for Plan benefits to investment programs are set forth in Exhibit I and II, respectively.

On January 1, April 1, July 1 and October 1 of each year, participants may, in accordance with the rules of the Plan, transfer existing balances among the available investment funds, reduce or increase the percentage of salary reduction elected and/or redirect their current salary reduction contributions into different funds. Contributions may be suspended at any time.

Employer matching contributions

Employer matching contributions are invested in the above funds in the same proportion as elected by the participants.

Loans to participants

Upon written application to the Administrative Committee, participants may borrow from their account an amount not to exceed the lesser of (1) 50% of the participant's vested account balance as of the most recent valuation date or
(2) $50,000 reduced by the participant's highest outstanding loan balance in the twelve months prior to the date of loan origination. The minimum loan amount is $1,000. Loans bear interest at one percentage point above prime as designated by M&T Bank and are repaid in equal installments through after-tax payroll deductions for a period of up to five years.

Withdrawals and distributions

A participant undergoing financial hardship may make withdrawals from the Plan while employed by the Company, subject to Plan limitations. Upon termination of employment for any reason, participants are entitled to a distribution of the full amount of individual account balances as of the revaluation date immediately following such termination of service.

Unless the participant elects otherwise, distribution of the full amount of the participant's account balance will be made no later than 60 days after the close of the calendar year in which the last of the following occurs: (a) the participant attains age 65; (b) the tenth anniversary of the year in which participation began; or (c) the participant terminates service with the Company. The participant may elect to defer distribution until no later than April 1 of the calendar year following the year in which age 70-1/2 is attained.

2.   Summary of significant accounting policies

Basis of accounting

The accounts of the Plan are maintained on the accrual basis.

Investments

Investments are reported on a current value basis. Investments of the First Empire stock fund, diversified equity fund, money-market fund and bond fund are traded on national securities exchanges and are valued using the last reported sales price prior to the close of the Plan year. Investments representing 5% or more of net assets available for plan benefits at December 31, 1994 and 1993 consisted of the common stock of First Empire State Corporation and the Vision Group of Funds, Inc. Money Market Fund. Loans to participants are valued by the Administrative Committee as no active market exists for such loans. The loans, which are fully secured by a portion of the participant's vested benefits, were determined to have a current value which approximates the outstanding principal balance of the loans at both December 31, 1994 and 1993.

Investment income of the First Empire stock fund, diversified equity fund, money-market fund and bond fund is allocated to participants based on their proportionate share of the respective investment fund's net assets. Interest income on loans to participants is allocated to the participants based on their respective loan agreement.

Benefit payments to participants

Benefit payments to participants are recorded when paid.

During 1993, the Plan changed its method of accounting for benefit payments to participants by no longer accruing for benefit payments payable to participants at the end of the period. This change was made to comply with reporting standards established by the American Institute of Certified Public Accountants as set forth in its Audit and Accounting Guide, "Audits of Employee Benefit Plans", revised as of May 1, 1993. The cumulative effect of such change was to increase the net increase in net assets available for plan benefits for the year ended December 31, 1993 by $527,103.

Net assets available for plan benefits and benefit payments to participants reported on Internal Revenue Service Form 5500 differ from the amounts included in the financial statements by amounts payable to participants who have elected to make withdrawals from the Plan. Such amounts were $680,492 and $603,796 at December 31, 1994 and 1993, respectively.

Administrative expenses

Expenses related to administration of the Plan are paid by the Company. Brokerage commissions, transfer taxes and similar costs of acquiring or selling securities are paid by the Plan. The Plan paid $18,639 and $15,999 for brokerage commissions in 1994 and 1993, respectively. These amounts have been included in the Statement of Changes in Net Assets Available for Plan Benefits in net realized gain or loss on sale of investments for securities sold and net appreciation or depreciation in fair market value of investments for securities acquired during the year.

3.   Income taxes

The Internal Revenue Service has issued a favorable determination letter in 1992 regarding the qualified and tax-exempt status of the Plan under Sections 401 and 501 of the Internal Revenue Code. Subsequent to receipt of the favorable determination letter the Plan was amended. The Administrative Committee is of the opinion that these amendments do affect the qualified and tax-exempt status of the Plan. Accordingly, no provision has been made for income taxes.

Participants are not subject to Federal or state income tax on employer matching contributions and pre-tax participant salary reduction contributions until such contributions are withdrawn or distributed. The earnings and ap-preciation of the assets of the Plan are not subject to Federal or state income taxation until withdrawn or distributed.

4.   Plan amendments

Effective July 1, 1994, the Plan was amended to allow eligible part-time employees to participate in the Plan. The Plan was also amended, effective retroactive to January 1, 1993, as required by the Internal Revenue Code, to allow participants to make direct rollover of eligible rollover distributions to another qualified plan or individual retirement account.

Effective, January 1, 1995, the Citizens Savings Bank Salary Investment Plan ("Citizens Plan") was merged into the Plan following the acquisition of Citizens Savings Bank, F.S.B. by M&T Bank in December 1994. The estimated fair value of the assets of the Citizens Plan as of January 1, 1995 was $2,765,990. Such assets were physically transferred to the Plan's Trustee in January 1995.

In December 1994, M&T Bank acquired seven banking offices from Chemical Bank. Effective January 1, 1995, the Plan was amended to add special eligibility rules and accept the transfer of participant account balances from the Chemical Savings Incentive Plan for former Chemical Bank employees that became employees of M&T Bank. Assets with an estimated fair value of $609,667 at January 1, 1995 were transferred to the Plan's Trustee during January and February 1995.

The Plan is expected to be amended effective April 1, 1995, to merge the Statewide Funding Corporation Profit Sharing Plan and Trust ("Statewide Plan") into the Plan. Statewide Funding Corporation was acquired by M&T Mortgage Corporation, a wholly-owned subsidiary of M&T Bank, in March 1995.

5.   Related party transactions

During 1994, the Plan acquired in the open market, in 27 transactions, 28,667 shares of First Empire common stock at a cost of $4,218,308. The Plan disposed of, in 16 transactions, 4,308 shares of First Empire common stock which resulted in proceeds of $636,446 and realized gains of $27,909. In addition, 190,088 shares of First Empire common stock with a total cost of $18,722,361 and a fair market value of $25,851,968 were held at December 31, 1994.

During 1993, the Plan acquired in the open market, in 36 transactions, 36,408 shares of First Empire common stock at a cost of $5,146,869. The Plan disposed of, in 11 transactions, 2,809 shares of First Empire common stock which resulted in proceeds of $394,984 and realized gains of $14,825. In addition, 165,729 shares of First Empire common stock with a total cost of $14,913,922 and a fair market value of $23,326,357 were held at December 31, 1993.

6.   Employer and employee contributions

Employer and employee contributions are summarized as follows:



                                                      Employee         Employer
                                                    contributions    contributions
                                                    -------------    -------------
For the year ended December 31, 1994:
     M&T Bank                                         $5,275,570       3,125,188
     The East New York Savings Bank                      474,250         309,520
     M&T Mortgage Corporation                            117,564          69,150
                                                      ----------      ----------

                                                      $5,867,384       3,503,858
                                                      ==========      ==========

For the year ended December 31, 1993:
     M&T Bank                                         $5,798,161       2,820,953
     The East New York Savings Bank                      558,760         280,981
     M&T Mortgage Corporation                             89,012          31,863
                                                      ----------      ----------

                                                      $6,445,933       3,133,797
                                                      ==========      ==========

The East New York Savings Bank is a wholly-owned subsidiary of First Empire.

7.   Net realized gain (loss) on sale of investments

Net realized gain (loss) on sale of investments is comprised of the following:



                                                                           Net
                                                                        realized
                                                Total      Basis of       gain
                                              proceeds    assets sold    (loss)
                                              --------    -----------  ---------
For the year ended December 31, 1994:
     First Empire common stock               $  636,446       608,537  $  27,909
     Other common stock                         841,304       971,810   (130,506)
     U.S. government and agency
      obligations                             2,950,220     3,014,217    (63,997)
     Corporate bonds                            586,968       592,847     (5,879)
                                             ----------     ---------  ---------
                                             $5,014,938     5,187,411  $(172,473)
                                             ==========     =========  =========

For the year ended December 31, 1993:
     First Empire common stock               $  394,984       380,159  $  14,825
     Other common stock                         982,585       944,198     38,387
     U.S. government and agency
      obligations                             1,214,840     1,198,029     16,811
     Corporate bonds                            258,198       257,198      1,000
                                             ----------     ---------  ---------
                                             $2,850,607     2,779,584  $  71,023
                                             ==========     =========  =========

In accordance with the requirements of ERISA, the basis of assets sold is equal to either the fair market value at the beginning of the period, for securities held as of that date, or cost, for securities acquired during the year.

8.   Net appreciation in current value of investments


Net appreciation in current value of investments is comprised of the following:
                                           Current      Basis of
                                          value at    assets held
                                           end of        at end          Net
                                           period       of period   appreciation
                                           ------       ---------   ------------
For the year ended
     December 31, 1994:
      First Empire common stock         $25,851,968    26,936,127   $(1,084,159)
      Other common stock                  8,814,133     8,800,943        13,190
      U.S. government and agency
        obligations                       2,676,365     2,821,767      (145,402)
      Corporate bonds                     1,272,057     1,433,943      (161,886)
                                                                     -----------
                                                                    $(1,378,257)
For the year ended                                                  ============

     December 31, 1993:
     First Empire common stock          $23,326,357    22,538,195   $   788,162
     Other common stock                   5,816,894     5,381,390       435,504
     U.S. government and agency
       obligations                        2,790,214     2,755,523        34,691
     Corporate bonds                      1,104,164     1,085,111        19,053
                                                                     ----------
                                                                     $1,277,410
                                                                     ==========


In accordance with the requirements of ERISA, the basis of assets held at end of period is equal to either the fair market value at the beginning of the period, for securities held as of that date, or cost, for securities acquired during the year.



EXHIBIT I
ALLOCATION OF NET ASSETS AVAILABLE FOR PLAN BENEFITS TO INVESTMENT PROGRAMS
DECEMBER 31, 1994

                                  First Empire   Diversified     Money-        Bond      Participant
                                   stock fund    equity fund   market fund     fund      loan account      Total
                                  ------------   -----------   -----------     ----      ------------      -----
Assets

Cash                              $       635          1,761        5,349          -            -     $     7,745

Investments, at current value
  (cost: $19,011,941, $9,618,466,
  $8,700,528 and $4,163,283):
 Short-term investments               289,580      1,269,092    8,700,528       13,704          -      10,272,904
 Common stock                      25,851,968      8,814,133          -            -            -      34,666,101
 U.S. government and agency
  obligations                             -              -            -      2,676,365          -       2,676,365
 Corporate bonds                          -              -            -      1,272,057          -       1,272,057
 Loans to participants                    -              -            -            -      1,827,121     1,827,121
                                  -----------     ----------   ----------   ----------   ----------   -----------
       Total investments           26,141,548     10,083,225    8,700,528    3,962,126    1,827,121    50,714,548

Receivables:
 Employee contributions                54,185         33,035       16,579       11,484          -         115,283
 Employer contributions                34,628         21,524       10,975        7,619          -          74,746
 Interest and dividends                   -           19,939          -         53,648          -          73,587
                                  -----------     ----------   ----------   ----------   ----------   -----------
       Total receivables               88,813         74,498       27,554       72,751          -         263,616
                                  -----------     ----------   ----------   ----------   ----------   -----------

       Total assets                26,230,996     10,159,484    8,733,431    4,034,877    1,827,121    50,985,909


Liabilities

Due to broker                         288,011        114,416          -            -            -         402,427
                                  -----------     ----------   ----------   ----------   ----------   -----------

Net assets available for
 plan benefits                   $ 25,942,985     10,045,068    8,733,431    4,034,877    1,827,121   $50,583,482
                                 ============     ==========   ==========   ==========    =========   ===========



EXHIBIT I (CONTINUED)
ALLOCATION OF NET ASSETS AVAILABLE FOR PLAN BENEFITS TO INVESTMENT PROGRAMS
DECEMBER 31, 1993

                                  First Empire   Diversified     Money-        Bond      Participant
                                   stock fund    equity fund   market fund     fund      loan account      Total
                                  ------------   -----------   -----------     ----      ------------      -----
Assets

Cash                              $       317            -         20,271           93          -     $    20,681

Investments, at current value
  (cost: $15,189,628, $6,099,121,
  $8,129,981 and $3,792,197):
 Short-term investments               275,706        919,204    8,129,981       44,913          -       9,369,804
 Common stock                      23,326,357      5,816,894          -            -            -      29,143,251
 U.S. government and agency
  obligations                             -              -            -      2,790,214          -       2,790,214
 Corporate bonds                          -              -            -      1,104,164          -       1,104,164
 Loans to participants                    -              -            -          -        1,515,189     1,515,189
                                  -----------     ----------   ----------   ----------   ----------   -----------
       Total investments           23,602,063      6,736,098    8,129,981    3,939,291    1,515,189    43,922,622

Receivables:
 Employee contributions                50,566         22,805       13,607       11,767          -          98,745
 Employer contributions                32,414         14,913        9,029        7,817          -          64,173
 Interest and dividends                   -            8,386          -         52,419          -          60,805
                                  -----------     ----------   ----------   ----------   ----------   -----------
       Total receivables               82,980         46,104       22,636       72,003          -         223,723
                                  -----------     ----------   ----------   ----------   ----------   -----------

       Total assets                23,685,360      6,782,202    8,172,888    4,011,387    1,515,189    44,167,026


Liabilities

Due to broker                         212,814            -            -            -            -         212,814
                                  -----------     ----------   ----------   ----------   ----------   -----------

Net assets available for
 plan benefits                   $ 23,472,546      6,782,202    8,172,888    4,011,387    1,515,189   $43,954,212
                                 ============     ==========   ==========   ==========    =========   ===========




EXHIBIT II
ALLOCATION OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS TO INVESTMENT PROGRAMS
YEAR ENDED DECEMBER 31, 1994

                                  First Empire   Diversified     Money-        Bond      Participant
                                   stock fund    equity fund   market fund     fund      loan account    Total
                                  ------------   -----------   -----------     ----      ------------    -----
Additions to net assets available
 for plan benefits

Net investment income (loss):
 Interest                          $    4,842         54,079      327,280      249,906      121,319   $   757,426
 Dividends                            390,346        203,939          -            -            -         594,285
 Net realized gain (loss) on sale
  of investments                       27,909       (130,506)         -        (69,876)         -        (172,473)
 Net appreciation (depreciation)
  in current value of investments  (1,084,159)        13,190          -       (307,288)         -      (1,378,257)
                                  -----------    -----------   ----------   ----------    ---------   -----------
    Total net investment
      income (loss)                  (661,062)       140,702      327,280     (127,258)     121,319      (199,019)

Contributions:
 Employee                           2,871,120      1,568,523      833,610      594,131          -       5,867,384
 Employer                           1,693,096        937,858      488,403      384,501          -       3,503,858
                                  -----------    -----------   ----------   ----------    ---------   -----------
    Total contributions             4,564,216      2,506,381    1,322,013      978,632          -       9,371,242
                                  -----------    -----------   ----------   ----------    ---------   -----------
                                    3,903,154      2,647,083    1,649,293      851,374      121,319     9,172,223

Deductions from net assets
 available for plan benefits

Benefit payments to participants   (1,227,268)      (439,535)    (659,549)    (216,601)         -      (2,542,953)


Interfund transfers

Loans, net of repayments              190,046       (125,915)    (317,862)     (58,201)     311,932           -
Reallocation of investments -
 additions (deductions)              (395,493)     1,181,233     (111,339)    (553,082)    (121,319)          -
                                  -----------    -----------   ----------   ----------    ---------   -----------
                                     (205,447)     1,055,318     (429,201)    (611,283)     190,613           -
                                  -----------    -----------   ----------   ----------    ---------   -----------

Net increase in net
 assets available for plan
 benefits                          $2,470,439      3,262,866      560,543       23,490      311,932   $ 6,629,270
                                   ==========     ==========   ==========   ==========    =========   ===========



EXHIBIT II (CONTINUED)
ALLOCATION OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
DECEMBER 31, 1993

                                  First Empire   Diversified     Money-        Bond      Participant
                                   stock fund    equity fund   market fund     fund      loan account    Total
                                  ------------   -----------   -----------     ----      ------------    -----
Additions to net assets available
 for plan benefits

Net investment income:
 Interest                          $    4,043         25,772      235,561      197,244      100,548   $   563,168
 Dividends                            291,614         91,855          -            -            -         383,469
 Net realized gain on sale
  of investments                       14,825         38,387          -         17,811          -          71,023
 Net appreciation in current
  value of investments                788,162        435,504          -         53,744          -       1,277,410
                                  -----------    -----------   ----------   ----------    ---------   -----------
    Total net investment income     1,098,644        591,518      235,561      268,799      100,548     2,295,070

Contributions:
 Employee                           3,125,379      1,343,886    1,071,032      905,636          -       6,445,933
 Employer                           1,670,919        555,572      537,205      370,101          -       3,133,797
                                  -----------    -----------   ----------   ----------    ---------   -----------
    Total contributions             4,796,298      1,899,458    1,608,237    1,275,737          -       9,579,730
                                  -----------    -----------   ----------   ----------    ---------   -----------
                                    5,894,942      2,490,976    1,843,798    1,544,536      100,548    11,874,800

Deductions from net assets
 available for plan benefits

Benefit payments to participants     (916,554)      (203,030)    (691,947)    (261,374)         -      (2,072,905)


Interfund transfers

Loans, net of repayments              140,738        (92,389)    (291,299)     (90,185)     333,135           -
Reallocation of investments -
 additions (deductions)               517,927        383,531   (1,465,142)     664,232     (100,548)          -
                                  -----------    -----------   ----------   ----------    ---------   -----------
                                      658,665        291,142   (1,756,441)     574,047      232,587           -
                                  -----------    -----------   ----------   ----------    ---------   -----------
Net increase (decrease) in net
 assets available for plan benefits
 before cumulative effect of change
 in method of accounting for bene-
 fit payments to participants       5,637,053      2,579,088     (604,590)   1,857,209      333,135     9,801,895

Cumulative effect on prior year of
 change in method of accounting
 for benefit payments to
 participants (note 2)                109,764         49,345      303,465       64,529          -         527,103
                                  -----------    -----------   ----------   ----------    ---------   -----------

Net increase (decrease) in net
 assets available for plan
 benefits                          $5,746,817      2,628,433     (301,125)   1,921,738      333,135   $10,328,998
                                   ==========     ==========   ==========   ==========    =========   ===========



SCHEDULE I
SCHEDULE OF ASSETS HELD FOR INVESTMENT
DECEMBER 31, 1994

                                             Number of
                                             shares or
                                             principal                   Total           Current value
Name and title of issue                       amount      Unit cost      cost       Per unit       Total
-----------------------                      ---------    ---------     ------      --------       -----
Short-term investments

 Vision Group of Funds, Inc. Money
   Market Fund                              10,272,904   $    1.000  $10,272,904   $    1.000   $10,272,904
                                                                     -----------                -----------

    Total short-term investments                                     $10,272,904                $10,272,904
                                                                     -----------                -----------


Common stock

Consumer products and services:
 Alltrista Corporation                             625       17.909       11,193       19.750       12,344
 Ball Corporation                                7,000       28.970      202,787       31.500      220,500
 CPC International Inc.                          4,700       44.881      210,941       53.250      250,275
 Colgate Palmolive Company                       1,000       52.195       52,195       63.375       63,375
 Dow Jones & Co.                                 4,000       30.995      123,980       31.000      124,000
 Dun & Bradstreet Companies, Inc.                2,800       56.374      157,848       55.000      154,000
 First Brands Corporation                        6,200       32.714      202,828       35.000      217,000
 Harcourt General Inc.                           6,000       35.666      213,996       35.250      211,500
 Kmart Corporation                               3,200       22.896       73,268       13.000       41,600
 Limited Inc.                                    9,500       19.963      189,653       18.125      172,188
 McGraw Hill Inc.                                1,000       67.370       67,370       66.875       66,875
 Quaker State Corp.                             16,500       14.734      243,116       14.000      231,000
 Reader's Digest Association Inc.                2,500       47.070      117,675       49.125      122,813
 Stride Rite Corp.                               3,000       25.970       77,909       11.125       33,375
 Toys-R-Us, Inc.                                 1,300       34.320       44,616       30.625       39,813
                                                                       ---------                 ---------

    Total consumer products and services                       .       1,989,375         .       1,960,658
                                                                       ---------                 ---------



                                             Number of
                                             shares or
                                             principal                   Total           Current value
Name and title of issue                       amount      Unit cost      cost       Per unit       Total
-----------------------                      ---------    ---------     ------      --------       -----


Common stock (continued)

Energy:
 Burlington Resources Inc.                       1,300   $   52.399   $   68,119   $   35.000   $   45,500
 Exxon Corporation                               1,200       53.173       63,807       60.750       72,900
 Nabors Industries, Inc.                        17,500        8.766      153,412        6.500      113,750
 RTZ Corp.                                       3,300       53.332      175,996       52.625      173,662
 Schlumberger Limited                            4,000       58.498      233,993       50.375      201,500
 Ultramar Corp.                                  8,000       19.243      153,943       25.500      204,000
 Unocal Corp.                                    9,000       26.726      240,538       27.250      245,250
                                                                       ---------                 ---------

    Total energy                                                       1,089,808                 1,056,562
                                                                       ---------                 ---------


Financial:
 American International Group Inc.               1,400       66.006       92,408       98.000      137,200
 Federal National Mortgage Association           1,000       58.348       58,348       72.875       72,875
 First Empire State Corporation*               190,088       98.493   18,722,361      136.000   25,851,968
 General Reinsurance Corp.                         600       85.778       51,467      123.500       74,100
 Morgan, JP & Company, Inc.                      1,200       54.675       65,610       56.125       67,350
                                                                      ----------                ----------

    Total financial                                                   18,990,194                26,203,493
                                                                      ----------                ----------
Health care:
 Bristol-Myers Squibb Co.                        1,000       77.363       77,363       57.875       57,875
 Johnson & Johnson Co.                           1,200       48.798       58,558       54.750       65,700
 Merck & Co., Inc.                               1,500       51.539       77,309       38.125       57,187
 Mylan Laboratories, Inc.                        2,500       18.996       47,491       27.000       67,500
                                                                      ----------                ----------

    Total health care                                                    260,721                   248,262
                                                                      ----------                ----------






*  See note 5 to the financial statements



                                             Number of
                                             shares or
                                             principal                   Total           Current value
Name and title of issue                        amount     Unit cost      cost       Per unit       Total
-----------------------                      ---------    ---------     ------      --------       -----


Common stock (continued)

Industrials:
 Aluminum Company of America                     1,200   $   72.125   $   86,550   $   86.625   $  103,950
 Avnet Inc.                                      4,800       33.063      158,701       37.000      177,600
 Commercial Metals Co.                           8,066       19.970      161,076       27.000      217,782
 Cooper Industries Inc.                          5,400       43.551      235,175       34.000      183,600
 Corning Inc.                                    2,800       36.570      102,396       29.875       83,650
 Crown Cork & Seal Co. Inc.                      2,200       36.245       79,739       37.750       83,050
 Dresser Industries Inc.                         4,000       23.120       92,480       18.875       75,500
 Emerson Electric Company                        3,000       54.370      163,109       62.375      187,125
 Kirby Corp.                                    11,200       17.661      197,804       19.750      221,200
 Santa Fe Pacific Corp.                          6,000        9.853       59,115       17.500      105,000
 Santa Fe Pacific Gold Corp.                     8,100       13.316      107,860       13.000      105,300
 Union Pacific Corp.                             2,500       62.620      156,550       45.375      113,438
 Zero Corp.                                     20,200       13.742      277,580       14.000      282,800
                                                                      ----------                ----------

    Total industrials                                                  1,878,135                 1,939,995
                                                                      ----------                ----------

Materials:
 Champion International Corp.                    3,200       30.074       96,236       36.500      116,800
 Dupont (E.I.) DeNemours & Company               4,500       51.866      233,395       56.125      252,562
 Hercules, Inc.                                  2,500       85.587      213,967      115.375      288,437
 International Paper Co.                         1,400       67.174       94,043       75.375      105,525
 Material Sciences Corp.                        19,750       12.227      241,489       15.875      313,531
 Newmont Mining Company                          6,666       40.648      270,961       36.000      239,976
 Pall Corp.                                      4,000       20.430       81,718       18.750       75,000
 Placer Dome Inc.                                5,000       24.480      122,400       21.750      108,750
 Potash Corp. Saskatchewan Inc.                  7,700       27.433      211,232       34.000      261,800
 Worthington Industries Inc.                     2,000       16.834       33,667       20.000       40,000
                                                                       ---------                 ---------

    Total materials                                                    1,599,108                 1,802,381
                                                                       ---------                 ---------





                                             Number of
                                             shares or
                                             principal                   Total           Current value
Name and title of issue                       amount      Unit cost      cost       Per unit       Total
-----------------------                      ---------    ---------     ------      --------       -----


Common stock (continued)

Technology:
 AMP Inc.                                        2,900   $   62.440   $  181,075   $   72.750   $  210,975
 Continuum Company Inc.                         11,100       20.073      222,815       30.500      338,550
 Hewlett-Packard Co.                             1,300       62.740       81,562       99.875      129,838
 Micron Technology Inc.                          2,500       43.120      107,800       44.125      110,312
 Texas Instruments, Inc.                         1,700       58.046       98,679       74.875      127,288
                                                                      ----------                ----------

    Total technology                                                     691,931                   916,963
                                                                      ----------                ----------


Utilities:
 American Telephone & Telegraph Co.              2,300       40.265       92,610       50.250      115,575
 IPALCO Enterprises Inc.                         4,800       30.221      145,063       30.000      144,000
 PECO Energy                                     5,000       28.880      144,400       24.500      122,500
 SCE Corp.                                       4,600       22.203      102,134       14.625       67,275
 Union Electric Co.                              2,500       35.302       88,256       35.375       88,437
                                                                      ----------                ----------

    Total utilities                                                      572,463                   537,787

        Total common stock                                           $27,071,735              $ 34,666,101
                                                                     -----------              ------------


                                             Number of
                                             shares or
                                             principal                   Total           Current value
Name and title of issue                       amount      Unit cost      cost       Per unit       Total
-----------------------                      ---------    ---------     ------      --------       -----


U.S. government and agency obligations

 U.S. Treasury note, 7.750%, due 02/15/95   $   50,000      101.390   $   50,695      100.250   $   50,125
 U.S. Treasury note, 8.500%, due 05/15/95       75,000      100.016       75,012      100.749       75,562
 U.S. Treasury note, 8.875%, due 02/15/96      100,000      101.094      101,094      101.500      101,500
 U.S. Treasury note, 7.000%, due 09/30/96       50,000       99.710       49,855       98.968       49,484
 U.S. Treasury note, 6.875%, due 10/31/96      500,000       99.406      497,031       98.656      493,280
 U.S. Treasury note, 7.250%, due 11/30/96      225,000       99.281      223,382       99.250      223,313
 U.S. Treasury note, 8.125%, due 02/15/98      125,000       98.485      123,106      100.812      126,015
 Federal National Mortgage Association,
   5.300%, due 07/25/98                        191,490      100.203      191,879       98.600      188,809
 U.S. Treasury, zero coupon note,
   due 11/15/98                                100,000       78.433       78,433       74.179       74,179
 Federal Home Loan Mortgage Corp.,
   6.000%, due 05/15/99                        202,046      101.297      204,666       91.950      185,781
 U.S. Treasury note, 8.000%, due 08/15/99      100,000       96.643       96,643      100.594      100,594
 U.S. Treasury note, 6.375%, due 01/15/2000    150,000       99.805      149,708       94.000      141,000
 U.S. Treasury note, 8.750%, due 08/15/2000    100,000      101.453      101,453      104.156      104,156
 U.S. Treasury note, 8.000%, due 05/15/2001    125,000       99.434      124,293      100.812      126,015
 U.S. Treasury note, 6.375%, due 08/15/2002     75,000       98.829       74,122       91.563       68,672
 U.S. Treasury note, 7.250%, due 08/15/2004    400,000       97.188      388,750       96.000      384,000
 Federal National Mortgage Association,
   5.500%, due 01/25/2013                      200,000       99.063      198,125       91.940      183,880
                                                                       ---------                ----------

    Total U.S. government and agency
      obligations                                                    $ 2,728,247               $ 2,676,365
                                                                     -----------               -----------



                                             Number of
                                             shares or
                                             principal                   Total           Current value
Name and title of issue                        amount     Unit cost      cost       Per unit       Total
-----------------------                      ---------    ---------     ------      --------       -----


Corporate bonds

 General Tel. Co. Calif., 1st mtg.,
   4.500%, due 03/01/95                    $   100,000      100.125   $  100,125       99.750   $   99,750
 Lehman Bros. Holdings Inc., zero coupon
   note, due 05/16/97                          300,000       82.385      247,155       81.625      244,875
 Discover Card, 6.250%, due 08/15/98           100,000       99.681       99,681       94.500       94,500
 PepsiCo, Inc. note, 7.625%, due 11/01/98       50,000       99.758       49,879       97.876       48,938
 Westinghouse Credit Corp. note, 8.875%,
   due 06/14/2014                              150,000      112.517      168,775       99.000      148,500
 GE Capital Mortgage Services Inc.,
   7.000%, due 03/25/2021                      253,000       99.938      252,842       85.480      216,264
 Prudential Home Mtg., 2nd mtg., 7.000%,
   due 08/25/2023                              300,000      100.000      300,000       83.730      251,190
 Residential Funding Mortgage
   7.000%, due 08/25/2023                      200,000      101.438      202,875       84.020      168,040
                                                                     -----------               -----------

    Total corporate bonds                                            $ 1,421,332               $ 1,272,057
                                                                     -----------               -----------


Loans to participants
 7%-11%, fully secured by vested benefits,
   due 1995 through 1999                   $ 1,827,121          -    $ 1,827,121          -    $ 1,827,121
                                                                     -----------               -----------

           Total investments                                         $43,321,339               $50,714,548
                                                                     ===========               ===========


SCHEDULE II
SCHEDULE OF TRANSACTIONS IN EXCESS OF 5% OF FAIR VALUE OF PLAN ASSETS
FOR THE YEAR ENDED DECEMBER 31, 1994




                                           Purchases                             Sales/distributions
                                   -----------------------     ----------------------------------------------
                                     Number of                   Number of                              Gain
Description of asset               transactions      Cost      transactions   Proceeds       Basis     (loss)
--------------------               ------------      ----      ------------   --------       -----     ------
Short-term investments:
 Vision Group of Funds, Inc.
 Money Market Fund                    410        $15,708,042       158      $14,630,881   14,630,881      -

Common stock:
 First Empire State Corporation        27          4,218,308        16          636,446      608,537   27,909

